UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: May 20, 2018

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant’s telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization: Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESES AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2018, NextEra Energy, Inc. (NEE), announced that it had entered into definitive agreements (acquisition agreements), each dated as of May 20, 2018, with The Southern Company and certain of its affiliates (Southern) to acquire Gulf Power Company (Gulf Power) and Florida City Gas (FCG).

Gulf Power Acquisition

On May 20, 2018, NEE and 700 Universe, LLC, a Delaware limited liability company and a wholly owned subsidiary of NEE (purchaser), entered into a stock purchase agreement (Gulf Power agreement) with Southern, pursuant to which the purchaser will, subject to the terms and conditions set forth therein, acquire the outstanding common shares of Gulf Power for approximately $5.75 billion in cash less approximately $1.4 billion of Gulf Power debt, subject to certain adjustments.

Southern, the purchaser and NEE have each made customary representations, warranties and covenants in the Gulf Power agreement. The parties have also agreed to cooperate with each other and use reasonable best efforts to make all filings and obtain all consents, approvals and authorizations of all governmental entities to the extent required by law in connection with the execution, delivery and performance of the Gulf Power agreement and the consummation of the transactions contemplated thereby, subject to specified limitations.

Consummation of the Gulf Power acquisition is subject to certain conditions, including (i) receipt of required regulatory approvals, including approvals from, among others, the Federal Energy Regulatory Commission (FERC) and the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR Act), and (ii) the absence of a legal restraint prohibiting consummation of the Gulf Power acquisition. Each of NEE’s and the purchaser’s obligation, on the one hand, and Southern’s obligation, on the other hand, to consummate the Gulf Power acquisition is also subject to additional conditions, including, subject to certain exceptions, (i) the accuracy of the representations and warranties of the other party (subject to specified materiality qualifications), (ii) the performance in all material respects by the other party of its obligations under the Gulf Power agreement, and (iii) the absence of a purchaser burdensome condition or a seller burdensome condition, as applicable. The obligation of NEE and the purchaser to consummate the Gulf Power acquisition is also subject to the condition that no material adverse effect with respect to Gulf Power has occurred.

The Gulf Power agreement may be terminated by either the purchaser or Southern under certain circumstances, including if the sale is not consummated by June 28, 2019 (subject to extension to December 31, 2019, if all of the conditions to closing, other than the conditions related to obtaining regulatory approvals, have been satisfied). The Gulf Power agreement further provides that, upon the termination thereof, (i) under specified circumstances, the purchaser will be required to pay Southern a termination fee of $100 million or $200 million (such amount depending on the specific circumstances of such termination) and (ii) upon certain other specified circumstances, Southern will be required to pay the purchaser a termination fee of $100 million.

The foregoing description of the Gulf Power agreement is qualified in its entirety by reference to the Gulf Power agreement, which is filed as Exhibit 2(a) hereto, and is incorporated into this report by reference.

Florida City Gas Acquisition

On May 20, 2018, NEE and the purchaser entered into a stock purchase agreement (the FCG agreement) with NUI Corporation (gas seller) and Southern Company Gas (gas parent) pursuant to which the purchaser will, subject to the terms and conditions set forth therein, acquire the outstanding common shares of the entity that owns FCG for approximately $530 million in cash, subject to certain adjustments.

The gas seller, the purchaser and NEE have each made customary representations, warranties and covenants in the FCG agreement. The parties have also agreed to cooperate with each other and use reasonable best efforts to make all filings and obtain all consents, approvals and authorizations of all governmental entities to the extent required by law in connection with execution, delivery and performance of the FCG agreement and the consummation of the transactions contemplated thereby, subject to the specified limitations.

Consummation of the FCG acquisition is subject to certain conditions, including (i) the expiration or early termination of the waiting period under the HSR Act, (ii) the absence of a legal restraint prohibiting consummation of the FCG acquisition and (iii) the consummation of Southern’s previously announced dispositions of the Elizabethtown Gas and Elkton Gas assets, which are also owned by the entity that owns FCG. Each of NEE’s and the purchaser’s obligation, on the one hand, and the gas seller’s obligation, on the other hand, to consummate the FCG acquisition is also subject to additional conditions, including, subject to certain exceptions, (i) the accuracy of the representations and warranties of the other party (subject to specified materiality qualifications) and (ii) the performance in all material respects by the other party of its obligations under the FCG agreement. NEE’s and the purchaser’s obligation to consummate the FCG acquisition is also subject to the absence of a purchaser burdensome condition and the condition that no material adverse effect with respect to the business of FCG has occurred.

The FCG agreement may be terminated by either the purchaser or the gas seller under certain circumstances, including if (i) the FCG acquisition is not consummated by December 31, 2018 (subject to extension to March 31, 2019, if all of the conditions to closing, other than the conditions related to obtaining regulatory approvals, have been satisfied) or (ii) 21 days after the termination of either of the gas seller’s agreements for the sale of the Elizabethtown Gas assets and the Elkton Gas assets.

The foregoing description of the FCG agreement is qualified in its entirety by reference to the FCG agreement, which is filed as Exhibit 2(b) hereto, and is incorporated into this report by reference.

The above description of the acquisition agreements has been included to provide investors with information regarding their terms. The acquisition agreements contain representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for the purpose of allocating risk between the parties rather than establishing matters as facts and are subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the acquisition agreements. In addition, certain representations and warranties were made as of a specified date and may be subject to a contractual standard of materiality different from those generally applicable to investors.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” and “target” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. NEE cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in any forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed acquisitions from Southern of Gulf Power, Florida City Gas and their ownership interests in two gas-fired plants (Southern Company assets), including future financial or operating results of NEE or the Southern Company assets, NEE’s or the Southern Company assets’ plans, objectives, expectations or intentions, the expected timing of completion of the transactions, the value of the transactions, as of the completion of the transactions or as of any other date in the future, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that NEE or Southern may be unable to obtain governmental and regulatory approvals required for the transactions, or required governmental and regulatory approvals may delay the transactions or result in the imposition of conditions that could cause the parties to abandon the transactions; the risk that a condition to closing of the transactions may not be satisfied; the expected timing to consummate the proposed transactions; the risk that the businesses will not be integrated successfully; disruption from the transactions making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time and attention on transaction-related issues; general worldwide economic conditions and related uncertainties; the effect and timing of changes in laws or in governmental regulations (including environmental); fluctuations in trading prices of securities of NEE and in the financial results of NEE or the Southern Company assets; the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity or gas; and other factors discussed or referred to in the “Risk Factors” section of NEE’s or Southern’s most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission. Additional risks and uncertainties are identified and discussed in NEE’s and Southern's reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and NEE does not undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
2(a)*	Stock Purchase Agreement by and among The Southern Company, 700 Universe, LLC and NextEra Energy, Inc. dated as of May 20, 2018
2(b)*	Stock Purchase Agreement by and among NUI Corporation, Southern Company Gas, 700 Universe, LLC and NextEra Energy, Inc. dated as of May 20, 2018

*
Schedules attached to each Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. NEE will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 23, 2018

NEXTERA ENERGY, INC. (Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President and General Counsel of NextEra Energy, Inc.

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